EZCORP Announces Second Quarter Fiscal 2017 Results
Earnings per share from continuing operations up 200% year-over-year to $0.15
Austin, Texas (May 3, 2017) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn loans in the United States and Mexico, today announced results for its second quarter ended March 31, 2017.
All amounts in this release are from EZCORP continuing operations and in conformity with U.S. generally accepted accounting principles ("GAAP") unless otherwise noted. Comparisons shown in this release are to the same period in the prior year unless otherwise noted.
HIGHLIGHTS FOR SECOND QUARTER FISCAL 2017
The company achieved its fifth consecutive quarter of year-over-year (YOY) earnings and profit increase with earnings per share up 200% to $0.15 and net income from continuing operations up 219% to $8.4 million.
The company continued to grow its pawn loans outstanding (PLO), the most influential driver to revenue and profitability, with PLO up 2% in the U.S. and 3% in Mexico. The PLO increase in Mexico was a strong 12% when calculated on a constant currency basis1.
The company exited the quarter with a much stronger balance sheet and liquidity position, with a cash balance at the end of the quarter up 68% YOY to $120.1 million. In addition, the company continues to have access to a further $50 million undrawn availability on its credit facility.
CEO COMMENTARY AND OUTLOOK
Stuart Grimshaw, EZCORP's Chief Executive Officer, said: "It is pleasing to see the continuing trend of strong profit growth after the strategic changes that were implemented over a year ago. We have devoted a lot of management attention and effort in focusing on the needs and experience of our customers. Our continued focus on and investment in satisfying our customers' need for cash whenever they want it drove the acceleration in earnings and sustained growth in pawn loans outstanding.
"We have improved our balance sheet and liquidity position, which provides strategic flexibility to continue our investment in the customer experience and expansion of the pawn loan portfolio to drive increased profit. We continue to invest in the core fabric of the pawn business, including commencement of our upgraded point of sale system rollout, which we expect to be completed in both the U.S. and Mexico this calendar year. We opened two new stores in Mexico this quarter and anticipate opening an additional eight in Mexico during the remainder of this fiscal year.
"We are confident that these initiatives, combined with further investments in product development and customer analytics, in sustained training, coaching and mentoring of our field team, and in disciplined acquisitions and de novo openings, will continue to provide a robust platform for further profitable growth."
CONSOLIDATED RESULTS
Three Months Ended March 31, 2017

•	Same store pawn loans outstanding (PLO): up 2% in U.S. and up 3% in Mexico (up 12% in Mexico on a constant currency basis).

•	Total revenue up 1% to $189.6 million. On a constant currency basis, total revenue was up 2% to $192.6 million.

•
Net revenue up 1% to $109.9 million, as a 5% increase in pawn service charge (PSC) revenue was offset by softer merchandise sales due to tax refund delays in the U.S, which adversely impacted consumers’ disposable income and our sales volume.

•	The merchandise sales gross margin was 200bps lower at 36%, within our target range of 35-38%.

1In addition to the financial information prepared in conformity with U.S. generally accepted accounting principles (“GAAP”), we provide certain financial information on a “constant currency” basis, which excludes the impact of foreign currency exchange rate fluctuations. For additional information about the constant currency calculations, as well as a reconciliation of the constant currency financial measures to the comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.

•	Operations expenses increased 3% to $74.5 million (up 5% to $75.6 million on a constant currency basis).

•	Corporate expenses decreased 15% to $13.3 million. The company remains on track to reduce corporate expenses to $50 million in FY18.

•	Fifth consecutive quarter of YOY earnings per share increase, with earnings per share from continuing operations up 200% to $0.15.
Six Months Ended March 31, 2017

•	Total revenue up 2% to $382.3 million. On a constant currency basis, total revenue was up 4% to $390.0 million.

•	Net revenue was consistent at $221.9 million, as a 4% increase in PSC revenue was offset by lower merchandise margin.

•	The merchandise sales gross margin was 200bps lower at 36%, within our target range of 35-38%.

•
Operations expenses increased 3% to $152.1 million (up 4% to $154.9 million on a constant currency basis). The company expects operations expenses in the second half of FY17 to be similar to the second half of FY16.

•	Corporate expenses decreased 24% to $27.2 million.

•	Earnings per share from continuing operations up 182% to $0.31.

•
The company continues to receive regular payments on the promissory notes it received in connection with the sale of Grupo Finmart in September 2016. It has collected $15.1 million in principal on those notes during the first half of this fiscal year, and expects to collect an additional $30.8 million in the second half (for a total of $45.9 million in FY17), $26.1 million in FY18 and $18.2 million in FY19. Since the end of the second quarter, the company has received $5.2 million, which is part of the $30.8 million to be collected in the second half of this fiscal year.

OPERATING METRICS
U.S. Pawn Segment
Three Months Ended March 31, 2017

•	Six consecutive quarters of YOY positive same store PLO increase, with this quarter up 2%. Total PLO was up 2% to $125.4 million.

•	Pawn service charges (PSC) increased 5% to $59.7 million, up 5% on a same store basis.

•
Merchandise sales increased 1% in total and on a same store basis. The delay in tax refunds adversely impacted sales volume. The merchandise sales gross margin of 37% is within our target range of 35-38%.

•	Slight increase in aged inventory to 12% from 10% of total inventory from this time last year due to the previously mentioned delay in consumers’ tax refunds, which adversely impacted sales volume.

•	Operations expenses increased 4% to $63.6 million.

•	Segment profit was $29.7 million, similar to last year.

•	Initiatives are underway to improve net revenue and profitability in the long-term, including investments in upgrading our point of sale system and enhancing product and customer data analytics.
Six Months Ended March 31, 2017

•	PSC increased 5% to $120.7 million, up 4% on a same store basis.

•	Merchandise sales increased 2% in total and 2% on a same store basis. The merchandise sales gross margin of 37% is within our target range of 35-38%.

•	Operations expenses increased 5% to $130.9 million. The company expects operations expenses in the second half of FY17 to be similar to the second half of FY16.

•	Segment profit was 3% lower to $56.8 million.
Mexico Pawn Segment
Three Months Ended March 31, 2017

•	PLO increased 3% to $17.8 million (up 12% to $19.4 million on a constant currency basis).

•	PSC decreased 1% to $7.4 million, up 11% to $8.4 million on a constant currency basis.

•
Merchandise sales increased 1% in total and were flat on a same store basis (up 14% in total and 13% in same stores on a constant currency basis). Merchandise margin was 32%, 100bps higher than the prior-year quarter.

•	Looting of twelve stores in January impacted not only through increased expenses, but by reducing revenue through stolen pawn loan collateral and inventory affecting PSC and sales.

•
Net revenue was up 3% and operations expenses were 1% lower, yielding a 56% increase in segment profit (segment profit up 71% to $3.5 million on a constant currency basis). These results included $0.6 million in incremental expenses attributable to looting of twelve stores during January.

Six Months Ended March 31, 2017

•	PSC decreased 1% to $15.4 million (up 15% to $17.8 million on a constant currency basis).

•
Merchandise sales were flat in total and on a same store basis (up 17% in total and 16% in same stores on a constant currency basis). Merchandise margin was 31%, 200bps lower than the prior-year six-months.

•	Net revenue was 1% lower and operations expenses were 13% lower, yielding a 112% increase in segment profit to $7.5 million (up 144% to $8.6 million on a constant currency basis).
CONFERENCE CALL
EZCORP will host a conference call on Thursday, May 4, 2017, at 7:30am Central Time to discuss second quarter results. Analysts and institutional investors may participate on the conference call by dialing (877) 201-0168, Conference ID: 15658600, international dialing (647) 788-4901. The conference call will be webcast simultaneously to the public through this link: http://investors.ezcorp.com/. A replay of the conference call will be available online at http://investors.ezcorp.com/ shortly after the call.
ABOUT EZCORP
EZCORP is a leading provider of pawn loans in the United States and Mexico. At our pawn stores, we also sell merchandise, primarily collateral forfeited from pawn lending operations and used merchandise purchased from customers.
FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the company’s strategy, initiatives and expected performance. These statements are based on the company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the company's strategy, initiatives and future performance, that address activities or results that the company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors or current or future litigation. For a discussion of these and other factors affecting the company’s business and prospects, see the company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Jeff Christensen
Vice President, Investor Relations
Email: jeff_christensen@ezcorp.com
Phone: (512) 437-3545

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,		Six Months Ended March 31,
	2017	2016	2017	2016

	(Unaudited)
	(in thousands, except per share amounts)
Revenues:
Merchandise sales	$110,238	$109,343	$221,751	$217,927
Jewelry scrapping sales	10,219	12,780	20,017	22,401
Pawn service charges	67,092	64,130	136,105	130,724
Other revenues	2,079	1,959	4,379	4,717
Total revenues	189,628	188,212	382,252	375,769
Merchandise cost of goods sold	70,493	68,332	142,225	134,591
Jewelry scrapping cost of goods sold	8,841	11,085	17,185	19,161
Other cost of revenues	397	431	980	1,043
Net revenues	109,897	108,364	221,862	220,974
Operating expenses:
Operations	74,460	72,256	152,106	148,274
Administrative	13,283	15,621	27,210	35,604
Depreciation and amortization	6,030	6,606	12,403	14,148
Loss (gain) on sale or disposal of assets	71	649	(6)	682
Restructuring	—	218	—	1,910
Total operating expenses	93,844	95,350	191,713	200,618
Operating income	16,053	13,014	30,149	20,356
Interest expense	5,628	3,951	11,193	8,078
Interest income	(2,240)	(7)	(4,856)	(16)
Equity in net income of unconsolidated affiliate	(1,243)	(1,877)	(2,721)	(3,932)
Other expense (income)	228	213	(195)	315
Income from continuing operations before income taxes	13,680	10,734	26,728	15,911
Income tax expense	5,449	8,427	10,231	10,185
Income from continuing operations, net of tax	8,231	2,307	16,497	5,726
Loss from discontinued operations, net of tax	(375)	(78,250)	(1,603)	(89,935)
Net income (loss)	7,856	(75,943)	14,894	(84,209)
Net loss attributable to noncontrolling interest	(167)	(5,131)	(294)	(5,923)
Net income (loss) attributable to EZCORP, Inc.	$8,023	$(70,812)	$15,188	$(78,286)

Basic earnings per share attributable to EZCORP, Inc. — continuing operations	$0.15	$0.05	$0.31	$0.11
Diluted earnings per share attributable to EZCORP, Inc. — continuing operations	$0.15	$0.05	$0.31	$0.11

Weighted-average basic shares outstanding	54,291	54,843	54,224	54,869
Weighted-average diluted shares outstanding	54,346	54,936	54,278	54,943

Net income from continuing operations attributable to EZCORP, Inc.	$8,398	$2,630	$16,791	$6,049
Net loss from discontinued operations attributable to EZCORP, Inc.	(375)	(73,442)	(1,603)	(84,335)
Net income (loss) attributable to EZCORP, Inc.	$8,023	$(70,812)	$15,188	$(78,286)

EZCORP, Inc. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share and per share amounts)

	March 31, 2017	September 30, 2016

	(Unaudited)
Assets:
Current assets:
Cash and cash equivalents	$120,099	$65,737
Pawn loans	143,267	167,329
Pawn service charges receivable, net	27,028	31,062
Inventory, net	137,008	140,224
Notes receivable, net	29,978	41,946
Prepaid expenses and other current assets	31,011	35,845
Total current assets	488,391	482,143
Investment in unconsolidated affiliate	38,334	37,128
Property and equipment, net	53,630	58,455
Goodwill	254,217	253,976
Intangible assets, net	31,768	30,681
Non-current notes receivable, net	40,319	41,119
Deferred tax asset, net	37,134	35,303
Other assets, net	18,174	44,439
Total assets	$961,967	$983,244

Liabilities and equity:
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$62,339	$84,285
Customer layaway deposits	10,992	10,693
Total current liabilities	73,331	94,978
Long-term debt, net	266,724	283,611
Other long-term liabilities	8,448	10,450
Total liabilities	348,503	389,039
Commitments and contingencies
Stockholders’ equity:
Class A Non-voting Common Stock, par value $.01 per share; shares authorized: 100 million as of March 31, 2017 and September 30, 2016; issued and outstanding: 51,321,915 as of March 31, 2017 and 51,129,144 as of September 30, 2016	513	511
Class B Voting Common Stock, convertible, par value $.01 per share; 3 million shares authorized; issued and outstanding: 2,970,171	30	30
Additional paid-in capital	321,531	318,723
Retained earnings	334,996	319,808
Accumulated other comprehensive loss	(42,544)	(44,089)
EZCORP, Inc. stockholders’ equity	614,526	594,983
Noncontrolling interest	(1,062)	(778)
Total equity	613,464	594,205
Total liabilities and equity	$961,967	$983,244

EZCORP, Inc. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended March 31,
	2017	2016

	(Unaudited)
	(in thousands)
Operating activities:
Net income (loss)	$14,894	$(84,209)
Adjustments to reconcile net income (loss) to net cash flows from operating activities:
Depreciation and amortization	12,403	15,141
Amortization of debt discount and deferred financing costs	5,755	5,932
Amortization of prepaid commissions	—	7,754
Accretion of notes receivable discount	(1,928)	—
Consumer loan loss provision	980	18,662
Deferred income taxes	(664)	(12,635)
Impairment of goodwill	—	73,244
Other adjustments	(63)	(2,149)
(Gain) loss on sale or disposal of assets	(6)	682
Stock compensation	3,575	2,149
Income from investment in unconsolidated affiliate	(2,721)	(3,932)
Changes in operating assets and liabilities:
Service charges and fees receivable	4,151	10,140
Inventory	708	(993)
Prepaid expenses, other current assets and other assets	3,171	(10,795)
Accounts payable, accrued expenses and other liabilities	(30,120)	(8,702)
Customer layaway deposits	240	851
Income taxes receivable and payable, current, net of excess tax benefit from stock compensation	7,590	51,300
Payments of restructuring charges	—	(6,701)
Net cash provided by operating activities	17,965	55,739
Investing activities:
Loans made	(300,604)	(323,980)
Loans repaid	199,080	225,138
Recovery of pawn loan principal through sale of forfeited collateral	128,238	121,830
Additions to property and equipment	(5,293)	(2,950)
Acquisitions, net of cash acquired	—	(6,000)
Principal collections on notes receivable	15,051	—
Net cash provided by investing activities	36,472	14,038
Financing activities:
Taxes paid related to net share settlement of equity awards	(767)	—
Payout of deferred consideration	—	(14,875)
Repurchase of redeemable common stock issued due to acquisitions	—	(11,750)
Proceeds from settlement of forward currency contracts	—	3,557
Change in restricted cash	—	6,519
Proceeds from borrowings, net of issuance costs	—	14,302
Payments on borrowings	—	(47,698)
Net cash used in financing activities	(767)	(49,945)
Effect of exchange rate changes on cash and cash equivalents	692	(3,620)
Net increase in cash and cash equivalents	54,362	16,212
Cash and cash equivalents at beginning of period	65,737	59,124
Cash and cash equivalents at end of period	$120,099	$75,336
Non-cash investing and financing activities:
Pawn loans forfeited and transferred to inventory	$125,165	$122,709
Dividend reinvestment acquisition of additional ownership in unconsolidated affiliate	1,153	—

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended March 31, 2017
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$95,550	$14,688	$—	$110,238	$—	$110,238
Jewelry scrapping sales	9,056	1,163	—	10,219	—	10,219
Pawn service charges	59,661	7,431	—	67,092	—	67,092
Other revenues	56	147	1,876	2,079	—	2,079
Total revenues	164,323	23,429	1,876	189,628	—	189,628
Merchandise cost of goods sold	60,499	9,994	—	70,493	—	70,493
Jewelry scrapping cost of goods sold	7,890	951	—	8,841	—	8,841
Other cost of revenues	—	—	397	397	—	397
Net revenues	95,934	12,484	1,479	109,897	—	109,897
Segment and corporate expenses (income):
Operations	63,556	8,901	2,003	74,460	—	74,460
Administrative	—	—	—	—	13,283	13,283
Depreciation and amortization	2,660	660	50	3,370	2,660	6,030
Loss (gain) on sale or disposal of assets	(3)	74	—	71	—	71
Interest expense	—	3	—	3	5,625	5,628
Interest income	—	(342)	—	(342)	(1,898)	(2,240)
Equity in net income of unconsolidated affiliate	—	—	(1,243)	(1,243)	—	(1,243)
Other expense (income)	(4)	(48)	41	(11)	239	228
Segment contribution	$29,725	$3,236	$628	$33,589
Income from continuing operations before income taxes				$33,589	$(19,909)	$13,680

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Six Months Ended March 31, 2017
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$190,411	$31,340	$—	$221,751	$—	$221,751
Jewelry scrapping sales	17,901	2,116	—	20,017	—	20,017
Pawn service charges	120,706	15,399	—	136,105	—	136,105
Other revenues	107	278	3,994	4,379	—	4,379
Total revenues	329,125	49,133	3,994	382,252	—	382,252
Merchandise cost of goods sold	120,747	21,478	—	142,225	—	142,225
Jewelry scrapping cost of goods sold	15,440	1,745	—	17,185	—	17,185
Other cost of revenues	—	—	980	980	—	980
Net revenues	192,938	25,910	3,014	221,862	—	221,862
Segment and corporate expenses (income):
Operations	130,906	17,541	3,659	152,106	—	152,106
Administrative	—	—	—	—	27,210	27,210
Depreciation and amortization	5,277	1,291	100	6,668	5,735	12,403
(Gain) loss on sale or disposal of assets	(74)	68	—	(6)	—	(6)
Interest expense	—	5	—	5	11,188	11,193
Interest income	—	(409)	—	(409)	(4,447)	(4,856)
Equity in net income of unconsolidated affiliate	—	—	(2,721)	(2,721)	—	(2,721)
Other (income) expense	(9)	(37)	40	(6)	(189)	(195)
Segment contribution	$56,838	$7,451	$1,936	$66,225
Income from continuing operations before income taxes				$66,225	$(39,497)	$26,728

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Three Months Ended March 31, 2016
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$94,740	$14,603	$—	$109,343	$—	$109,343
Jewelry scrapping sales	11,599	1,181	—	12,780	—	12,780
Pawn service charges	56,614	7,516	—	64,130	—	64,130
Other revenues	49	(117)	2,027	1,959	—	1,959
Total revenues	163,002	23,183	2,027	188,212	—	188,212
Merchandise cost of goods sold	58,241	10,090	1	68,332	—	68,332
Jewelry scrapping cost of goods sold	10,128	957	—	11,085	—	11,085
Other cost of revenues	—	—	431	431	—	431
Net revenues	94,633	12,136	1,595	108,364	—	108,364
Segment and corporate expenses (income):
Operations	61,240	9,024	1,992	72,256	—	72,256
Administrative	—	—	—	—	15,621	15,621
Depreciation and amortization	3,042	764	56	3,862	2,744	6,606
Loss on sale or disposal of assets	546	103	—	649	—	649
Restructuring	91	215	(2)	304	(86)	218
Interest expense	39	38	—	77	3,874	3,951
Interest income	—	—	—	—	(7)	(7)
Equity in net income of unconsolidated affiliate	—	—	(1,877)	(1,877)	—	(1,877)
Other expense (income)	—	(79)	6	(73)	286	213
Segment contribution	$29,675	$2,071	$1,420	$33,166
Income from continuing operations before income taxes				$33,166	$(22,432)	$10,734

EZCORP, Inc.
OPERATING SEGMENT RESULTS (UNAUDITED)

	Six Months Ended March 31, 2016
	U.S. Pawn	Mexico Pawn	Other International	Total Segments	Corporate Items	Consolidated

	(in thousands)
Revenues:
Merchandise sales	$186,734	$31,189	$4	$217,927	$—	$217,927
Jewelry scrapping sales	21,199	1,181	21	22,401	—	22,401
Pawn service charges	115,235	15,489	—	130,724	—	130,724
Other revenues	242	74	4,401	4,717	—	4,717
Total revenues	323,410	47,933	4,426	375,769	—	375,769
Merchandise cost of goods sold	113,702	20,888	1	134,591	—	134,591
Jewelry scrapping cost of goods sold	18,188	957	16	19,161	—	19,161
Other cost of revenues	—	—	1,043	1,043	—	1,043
Net revenues	191,520	26,088	3,366	220,974	—	220,974
Segment and corporate expenses (income):
Operations	124,785	20,217	3,272	148,274	—	148,274
Administrative	—	—	—	—	35,604	35,604
Depreciation and amortization	6,602	1,565	107	8,274	5,874	14,148
Loss on sale or disposal of assets	553	129	—	682	—	682
Restructuring	982	543	202	1,727	183	1,910
Interest expense	125	78	—	203	7,875	8,078
Interest income	(1)	—	—	(1)	(15)	(16)
Equity in net income of unconsolidated affiliate	—	—	(3,932)	(3,932)	—	(3,932)
Other expense	—	49	3	52	263	315
Segment contribution	$58,474	$3,507	$3,714	$65,695
Income from continuing operations before income taxes				$65,695	$(49,784)	$15,911

EZCORP, Inc.
STORE COUNT ACTIVITY (UNAUDITED)

	Three Months Ended March 31, 2017
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Other International	Consolidated

As of December 31, 2016	517	239	27	783
New locations opened	—	2	—	2
Locations sold, combined or closed	—	(1)	—	(1)
As of March 31, 2017	517	240	27	784

	Three Months Ended March 31, 2016
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Other International	Consolidated	Franchises

As of December 31, 2015	516	237	27	780	1
New locations opened	6	—	—	6	—
Locations sold, combined or closed	—	—	—	—	(1)
As of March 31, 2016	522	237	27	786	—

	Six Months Ended March 31, 2017
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Other International	Consolidated

As of September 30, 2016	520	239	27	786
New locations opened	—	2	—	2
Locations sold, combined or closed	(3)	(1)	—	(4)
As of March 31, 2017	517	240	27	784

	Six Months Ended March 31, 2016
	Company-owned Stores
	U.S. Pawn	Mexico Pawn	Other International	Consolidated	Franchises

As of September 30, 2015	522	237	27	786	1
New locations opened	6	1	—	7	—
Locations sold, combined or closed	(6)	(1)	—	(7)	(1)
As of March 31, 2016	522	237	27	786	—
Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States of America ("GAAP"), we provide certain other non-GAAP financial information on a constant currency basis ("constant currency"). We use constant currency and ongoing segment contribution results to evaluate results of our Mexico Pawn operations, which are denominated in Mexican pesos, and believe that presentation of constant currency results are meaningful and useful in understanding the activities and business metrics of our Mexico Pawn operations and reflect an additional way of viewing aspects of our business that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information to evaluate and compare operating results across accounting periods. Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.

Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in Mexican pesos to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period exchange rate as of March 31, 2017 and 2016 was 18.7 to 1 and 17.3 to 1, respectively. The approximate average exchange rate for the three months ended March 31, 2017 and 2016 was 20.4 to 1 and 18.0 to 1. The approximate average exchange rate for the six months ended March 31, 2017 and 2016 was 20.1 to 1 and 17.4 to 1, respectively, however our statement of operations constant currency results reflect the impact of monthly effects of exchange rates and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss and the related foreign currency derivative gain or loss impact.
The following information provides reconciliations of certain non-GAAP financial measures presented in this press release to the most directly comparable financial measures calculated and presented in accordance with GAAP as of and for the three and six months ended March 31, 2017.

Miscellaneous Non-GAAP Financial Measures

	U.S. Dollar Amount	Percentage Change YOY

	(in millions)
Consolidated revenue (three months ended March 31, 2017)	$189.6	1%
Currency exchange rate fluctuations (three months ended March 31, 2017)	3.0
Constant currency consolidated revenue (three months ended March 31, 2017)	$192.6	2%

Consolidated revenue (six months ended March 31, 2017)	$382.3	2%
Currency exchange rate fluctuations (six months ended March 31, 2017)	7.7
Constant currency consolidated revenue (six months ended March 31, 2017)	$390.0	4%

Consolidated operations expenses (three months ended March 31, 2017)	$74.5	3%
Currency exchange rate fluctuations (three months ended March 31, 2017)	1.1
Constant currency consolidated operations expenses (three months ended March 31, 2017)	$75.6	5%

Consolidated operations expenses (six months ended March 31, 2017)	$152.1	3%
Currency exchange rate fluctuations (six months ended March 31, 2017)	2.8
Constant currency consolidated operations expenses (six months ended March 31, 2017)	$154.9	4%

Mexico Pawn loans outstanding	$17.8	3%
Currency exchange rate fluctuations	1.6
Constant currency Mexico Pawn loans outstanding	$19.4	12%

Mexico Pawn service charges (three months ended March 31, 2017)	$7.4	(1)%
Currency exchange rate fluctuations (three months ended March 31, 2017)	1.0
Constant currency Mexico Pawn service charges (three months ended March 31, 2017)	$8.4	11%

Mexico Pawn service charges (six months ended March 31, 2017)	$15.4	(1)%
Currency exchange rate fluctuations (six months ended March 31, 2017)	2.4
Constant currency Mexico Pawn service charges (six months ended March 31, 2017)	$17.8	15%

Mexico Pawn merchandise revenue (three months ended March 31, 2017)	$14.7	1%
Currency exchange rate fluctuations (three months ended March 31, 2017)	1.9
Constant currency Mexico Pawn merchandise revenue (three months ended March 31, 2017)	$16.6	14%

Mexico Pawn merchandise revenue (six months ended March 31, 2017)	$31.3	—%
Currency exchange rate fluctuations (six months ended March 31, 2017)	5.1
Constant currency Mexico Pawn merchandise revenue (six months ended March 31, 2017)	$36.4	17%

Mexico Pawn same store merchandise revenue (three months ended March 31, 2017)	$14.3	—%
Currency exchange rate fluctuations (three months ended March 31, 2017)	1.9
Constant currency Mexico Pawn same store merchandise revenue (three months ended March 31, 2017)	$16.2	13%

Mexico Pawn same store merchandise revenue (six months ended March 31, 2017)	$30.4	—%
Currency exchange rate fluctuations (six months ended March 31, 2017)	4.9
Constant currency Mexico Pawn same store merchandise revenue (six months ended March 31, 2017)	$35.3	16%

Mexico Pawn segment profit before tax (three months ended March 31, 2017)	$3.2	56%
Currency exchange rate fluctuations (three months ended March 31, 2017)	0.3
Constant currency Mexico Pawn segment profit before tax (three months ended March 31, 2017)	$3.5	71%

Mexico Pawn segment profit before tax (six months ended March 31, 2017)	$7.5	112%
Currency exchange rate fluctuations (six months ended March 31, 2017)	1.1
Constant currency Mexico Pawn segment profit before tax (six months ended March 31, 2017)	$8.6	144%